                                                                   EXHIBIT 10.33


                             ASSET SALE AGREEMENT

                                BY AND BETWEEN

                                SPARTAN MILLS

                                     AND

                          SYNTHETIC INDUSTRIES, INC.





FEBRUARY, 1997

                               TABLE OF CONTENTS


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                                                        ARTICLE I
                                                       DEFINITIONS

1.1.     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.2.     References to Exhibits, Schedules and Sections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.3.     Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                                        ARTICLE II
                                   SALE, LEASE AND LICENSE OF ASSETS; TERMS OF PAYMENT;
                                                ASSUMPTION OF LIABILITIES

II.1.    The Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
II.2.    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
II.3.    Post Closing Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
II.4.    Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
II.5.    Allocation of Purchase Price after the Post Closing
                 Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
II.6.    Assumption of Certain Liabilities and Exclusion of
                 Certain Liabilities of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
II.7.    New Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                                       ARTICLE III
                                                       THE CLOSING

III.1.   Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
III.2.   Deliveries by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
III.3.   Deliveries by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
III.4.   Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                        ARTICLE IV
                                         REPRESENTATIONS AND WARRANTIES OF SELLER

IV.1.    Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
IV.2.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
IV.3.    Consent and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
IV.4.    Title to Personal Property; Assigned Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
IV.5.    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
IV.6.    Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
IV.7.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
IV.8.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
IV.9.    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
IV.10.   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
IV.11.   Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
IV.12.   Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
IV.13.   Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

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
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                                                        ARTICLE V
                                         REPRESENTATIONS AND WARRANTIES OF BUYER

V.1.     Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
V.2.     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
V.3.     Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
V.4.     Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
V.5.     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
V.6.     Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE VI
                                                    CLOSING CONDITIONS

VI.1.    Conditions to Each Party's Obligations to Effect the
                 Transactions Contemplated Hereby . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
VI.2.    Conditions to the Obligations of Seller to Effect the
                 Transactions Contemplated Hereby . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
VI.3.    Conditions to the Obligations of Buyer to Effect the
                 Transactions Contemplated Hereby . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                       ARTICLE VII
                                                   POST CLOSING MATTERS

VII.1.   Employment of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
VII.2.   Seller's Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
VII.3.   Non-Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
VII.4.   Continuance of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
VII.5.   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                       ARTICLE VIII
                                       SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

VIII.1.  Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
VIII.2.  Seller's Agreement to Indemnify  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
VIII.3.  Limitation of Seller's Indemnification Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
VIII.4.  Seller's Payment of Its Indemnification Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
VIII.5.  Buyer's Agreement to Indemnify . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
VIII.6.  Limitation of Buyer's Indemnification Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
VIII.7.  Buyer's Payment of Its Indemnification Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                        ARTICLE IX
                                                       TERMINATION

IX.1.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
IX.2.    Procedure and Effect of Termination or Failure to Close  . . . . . . . . . . . . . . . . . . . . . . . . . .  25

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
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                                                        ARTICLE X
                                                 MISCELLANEOUS PROVISIONS

X.1.     Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
X.2.     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
X.3.     Amendment and Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
X.4.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
X.5.     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
X.6.     Governing Law; Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
X.7.     Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
X.8.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
X.9.     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
X.10.    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
X.11.    Bulk Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
X.12.    Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                   EXHIBITS


Exhibit A       Bill of Sale and Assignment and Assumption Agreement Form
Exhibit B       Form of Lease Agreement
Exhibit C       Valuation of New Accounts Receivable and Inventory
Exhibit D       Allocation of Purchase Price after the Post Closing Adjustment
Exhibit E       Form of Opinion of Seller's Counsel
Exhibit F       Form of Opinion of Buyer's Counsel
Exhibit G       June Balance Sheet



                                  SCHEDULES

1.1(a)          Assumed Liabilities
1.1(b)          Excluded Assets
1.1(c)                  Purchased Assets; Tangible Assets; Title; Assigned
                        Contracts; Title to Personal Property; Assigned
                        Contracts
Schedule 1.3    June Balance Sheet Inconsistencies
Schedule 2.2    Purchase Price Determination
Schedule 4.1.1  Organization and Qualification
Schedule 4.1.2  Organization and Qualification
Schedule 4.3    Consent and Approvals; Violations
Schedule 4.4    Title to Personal Property; Assigned Contracts
Schedule 4.6.1  Equipment
Schedule 4.6.2  Equipment
Schedule 4.7    Litigation
Schedule 4.8    Taxes
Schedule 4.9    Intellectual Property
Schedule 4.11   Labor Matters
Schedule 4.13   Contracts
Schedule 7.1.1  Employment of Employees
Schedule 7.1.2  Employment of Employees: Different Terms


                              ASSET SALE AGREEMENT

       THIS AGREEMENT is made and entered as of the 27th day of February, 1997, and is by and between SPARTAN MILLS, a South Carolina corporation ("Seller"), and SYNTHETIC INDUSTRIES, INC., a Delaware corporation ("Buyer").

                              BACKGROUND STATEMENT

       Seller is engaged in the business of manufacturing and selling non-woven fabric through its Spartan Technologies division operated from a facility located at 1 Mill Road, Spartanburg, South Carolina (the "Business"). Buyer desires to buy, and Seller desires to sell, certain of the assets, as described herein, that are used in the Business, on the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

       In consideration of the premises and the mutual covenants herein contained, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

       1.1. DEFINED TERMS. The following terms shall have the following meanings:

       "Assumed Liabilities" shall mean (i) Seller's liabilities under the Contracts arising from and after the Effective Time and related to the performance required under the Contracts from and after the Effective Time;
(ii) the liabilities shown on SCHEDULE 1.1(a); and (iii) except as specifically set forth in SECTION 2.4 and ARTICLE VII, all liabilities and obligations arising from the normal operation of the Business from and of the Effective Time until the Closing and after the Closing all liabilities and obligations of the Business, specifically including but not limited to:

       (a) Any liability of Seller with respect to any claim or cause of action, regardless of when made or asserted, which arises (i) on or after the Effective Time as a result of the operation of the Business; (ii) with respect to any product purchased manufactured or sold or any service provided in the Business on or after the Effective Time, including without limitation, any liability or obligation (A) pursuant to any express or implied representation, warranty, agreement, or guarantee or (B) imposed or asserted to be imposed by operation of law, in connection with any service performed or product designed, manufactured, sold, or leased in the operation of the Business on or after the Effective Time, including without limitation, any claim related to any product delivered in connection with the performance of such service and any claims seeking to recover for consequential damage, lost revenue, or income, including pursuant to any doctrine of product liability, or (iii) out of or in connection with the Business and operations of Buyer on or after the Effective Time under any federal, state, or local law, rule, or regulation relating to (A) environmental protection or clean-up, (B) taxation, or (C) employment or termination of employment;

       (b) Any liability or obligation for federal, state, county, local, foreign and other taxes, assessments, charges, fees, and impositions, including interest and penalties thereon or with respect thereto, whether disputed or not, arising on or after the Effective Time and either (i) related to the Purchased Assets or (ii) arising out of or resulting from operation of the Business;

       (c) All wages, bonus, fringe benefit, commissions, vacation, holiday, workers' compensation, sick pay obligations, FICA and all other employment taxes and charges with respect to the Employees (as defined in SECTION 7.1) the basis for which arises on or after the Effective Time, all incurred but unreported or unpaid medical claims and workers' compensation claims with respect to the Employees occurring on or after the Effective Time, and for the cost associated with any hospital confinement with respect to the Employees which commences on or after the Effective Time; and

       (d) Any accounts payable arising on or after the Effective Time in the operation of the Business.

       "Bill of Sale and Assignment and Assumption Agreement" shall mean the bill of sale and assignment and assumption agreement of the form attached hereto as EXHIBIT A pursuant to which Seller shall assign to Buyer and Buyer shall assume the Assumed Liabilities and a bill of sale pursuant to which Seller will transfer title and assign to Buyer to the Purchased Assets.

       "Business" shall have the meaning given to it in the Background
Statement.

       "Business Day" shall mean any day other than a Saturday or Sunday, a United States of America or South Carolina legal holiday, or a day on which commercial banks in Spartanburg, South Carolina are required by law to be closed.

       "Buyer" shall mean Synthetic Industries, Inc., a Delaware corporation.

       "Buyer's Damages" shall have the meaning given to it in SECTION 8.2.

       "Cash" shall mean cash, any cash equivalent, or any other kind of same-day available funds.

       "Closing" shall have the meaning given to it in SECTION 3.1.

       "Closing Date" shall mean the date referred to in SECTION 3.1.

       "Effective Time" shall mean 5:00 p.m. eastern standard time on February 22, 1997.

       "Excluded Assets" shall mean all of the assets not constituting the Purchased Assets, specifically including, but not limited to, (i) any insurance policies and claims receivable thereunder, or bonds, letters of credit or similar items or any cash surrender value in regard thereto; (ii) any of Seller's cash or cash equivalents other than cash or cash equivalents received by Seller in payment for New Accounts Receivable after the Effective Time; (iii) any claims or rights against third parties arising under the Contracts or otherwise (other than express or implied warranties or other similar claims that Seller may have with respect to the Purchased Assets) that Seller may have or hereafter acquire arising out of any matters occurring prior to the Effective Time (other than claims arising directly out of the New Accounts Receivable), including without limitation claims for refunds of federal, state or local franchise, income or other taxes; (iv) accounts receivable not generated in the ordinary course of business; (v) accounts receivable which are 31 or more days past due at the Effective Time; (vi) the assets of any employee benefit plan maintained by or covering any employees of Seller or to which Seller has made any contribution; (vii) the assets and properties of Seller that would otherwise be included in the Purchased Assets but which have been disposed of since the date of this Agreement, provided such disposition has been made in accordance with the terms hereof; (viii) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders, tax returns and records, books of account and ledgers, and such other records having to do with Seller's organization or stock capitalization;
(ix) any rights which accrue or will accrue to Seller under this Agreement; (x) any rights to any of Seller's insurance policies, premiums, or proceeds from insurance coverages relating to the Purchased Assets for any period prior to the Effective Time; (xi) any rights to any of Seller's claims for any federal state, local, or foreign tax refund relating to any period ending prior to the Closing;
(xii) the real property, building, fixtures and improvements located at 1 Mill Road, Spartanburg, South Carolina ("Real Property"); (xiii) motor vehicles and rolling stock used on public highways; (xiv) the disputed accounts receivables and accounts receivables credits described in SCHEDULE 1.1(b); and (xv) the other properties and rights listed on SCHEDULE 1.1(b).

       "Inventory" shall mean the raw materials, work-in-process, finished goods inventories and other inventories, and supplies and spare parts used by Seller exclusively in the Business.

       "Inventory and New Accounts Receivable Report" shall have the meaning given to it in SECTION 2.3(a).

       "Inventory and New Accounts Receivable Value" shall have the meaning given to it in SECTION 2.3(a).

       "June Balance Sheet" shall mean the June 1997 balance sheet for the Business delivered by Seller to Buyer prior to the date hereof and attached as EXHIBIT G.

       "Lease Agreement" shall mean a lease agreement of the form attached hereto as EXHIBIT B pursuant to which Seller shall lease to Buyer Seller's facility located at I Mill Road, Spartanburg, South Carolina.

       "Net Amount" shall have the meaning given to it in SECTION 2.3(b).

       "Person" shall mean a corporation, an association, a joint venture, an organization, a business, an individual, a trust or a government or political subdivision thereof, a government agency, or any other legal entity.

       "Post-Closing Statement of Assets and Liabilities" shall have the meaning given it in SECTION 2.3(b).

       "Purchased Assets" shall mean the personal tangible and intangible assets and properties of Seller, that are used exclusively in the Business (specifically excepting the Excluded Assets), including all additions thereto prior to the Effective Time, but less all dispositions of finished goods inventory and scrap inventory in the ordinary course of business and other assets consumed or disposed of in the ordinary course of business prior to the Effective Time, including the following items used in the Business: (i) the Inventory; (ii) the machinery, equipment, supplies, tools, parts, accessories, computer and office equipment, furniture, telephone systems, and other tangible assets owned by Seller and used exclusively in the Business, including without limitation the tangible personal property listed in SCHEDULE 1.1(c); (iii) to the extent permitted by applicable law, all of the contracts, agreements, leases, license agreements, warranties, commitments, arrangements, credit guaranties and purchase and sales orders, whether oral or written used exclusively in the Business, pursuant to which Seller enjoys any right or benefit, together with the rights of Seller arising on or after the Effective Time to receive income in respect of such contracts, agreements, leases, warranties, commitments, arrangements, and purchase and sales orders (individually, a "Contract" and collectively, the "Contracts") as listed in
SCHEDULE 1.1(c); (iv) to the extent permitted by applicable law, Seller's rights in and to the intellectual property used exclusively in connection with the Business including, without limitation, Seller's rights in and to patents, trademarks, trade names, service marks, inventions, formulations, computer software trade secrets and copyrights used exclusively in the operation of the Business, along with all registrations thereof and applications therefor ("Intellectual Property"); (v) Seller's rights under all licenses, permits, certificates, and governmental authorizations related exclusively to the Business, but only to the extent transfer of such licenses, permits, certificates and governmental authorizations by Seller to Buyer pursuant to this Agreement is permitted under applicable laws and regulations; (vi) existing data, databases, books, records, correspondence, business plans and projections, records of sales, customer and vendor lists, and, to the extent transfer to Buyer by Seller pursuant to this Agreement is permitted under applicable laws and regulations, copies of historical personnel, payroll, and employee medical records of each of the Hired Employees (as defined in SECTION 7.1) in the possession of Seller, but in each case under this subsection (vi) only to the extent that such books and records are related exclusively to the Business, and provided further that Seller, as determined in its sole direction, shall be entitled to keep copies of any and all such books and records; (vil) accounts receivable of the Business generated during normal course of business which are less than 31 days past due at the Effective Time other than the accounts receivable and credits described in SCHEDULE 1.1(b) (the "New Accounts Receivable"); (viii) Seller's rights in and to all samples owned or held by Seller and used exclusively in the

Business, wherever located (the "Samples"); (ix) any and all express or implied warranty claims that Seller may have with respect to any of the Purchased Assets; (x) all cash and cash equivalents received after the Effective Time in payment of New Accounts Receivable; and (xi) all accounts receivables attributable to sales of the Inventory after the Effective Time.

       "Purchase Price" shall have the meaning set forth in SECTION 2.2.

       "Seller" shall mean Spartan Mills, a South Carolina corporation.

       "Seller's Damages" shall have the meaning given to it in SECTION 8.5.

       1.2. REFERENCES TO EXHIBITS. SCHEDULES, AND SECTIONS. References to "Exhibits" and "Schedules" herein shall refer to those certain Exhibits and Schedules, respectively, attached hereto. References to "Sections" herein shall refer to the various sections of this Agreement.

       1.3. ACCOUNTING TERMS. Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with generally accepted accounting principals ("GAAP") consistent with past practices, and, in the case of the Post-Closing Statement of Assets and Liabilities, materially consistent with the June Balance Sheet except as set forth in SCHEDULE 1.3; provided, however, that in the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall not be followed until and unless the parties hereto have agreed to amend this Agreement to reflect any such change.


                                   ARTICLE II
              SALE, LEASE AND LICENSE OF ASSETS; TERMS OF PAYMENT;
                           ASSUMPTION OF LIABILITIES

       II.1. THE SALE. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller will sell and deliver to Buyer, and Buyer will purchase and accept from Seller, the Purchased Assets.

       II.2. PURCHASE PRICE. Upon the terms and subject to the conditions contained in this Agreement and in consideration of the sale of the Purchased Assets, Buyer will pay to Seller on the Closing Date, the sum of $9,354,563.00 (the "Purchase Price") in Cash which purchase price was calculated in accordance with the principles set forth in SCHEDULE 2.2.

       II.3. POST CLOSING ADJUSTMENT. (a) Buyer shall have the right to conduct a New Accounts Receivable count and a physical count of the Inventory, which count shall be observed, at Seller's discretion, by Seller and Seller's accountants, and shall as promptly as practicable thereafter, and in no event more than five (5) Business Days after the Closing Date, prepare and deliver to Seller a schedule (the "Inventory and New Accounts Receivable Report") setting forth the amount and value of the New Accounts Receivable and the quantity and value of each particular type of Inventory as of the Effective Time. The valuation of the Inventory and New Accounts Receivable shall be determined in accordance with the principles set forth on EXHIBIT C. Buyer shall deliver to Seller, simultaneously with delivery of the Inventory and New Accounts Receivable Report, such work papers and other supporting detail as Seller and Seller's accountants shall reasonably request. The sum of the values of all Inventory and New Accounts Receivable reflected in the Inventory and New Accounts Receivable Report, adjusted as provided in paragraph (c) below, shall constitute the "Inventory and New Accounts Receivable Value".

       (b) Buyer shall have the right to prepare, or cause to be prepared, an unaudited statement of assets and liabilities which shall set forth the assets and liabilities of the Business as of the Effective Time (the "Post-Closing Statement of Assets and Liabilities"), prepared on a basis materially consistent with the June Balance Sheet except as set forth on SCHEDULE 1.3 and reflecting the adjustments set forth in SCHEDULE 2.2, provided that the Post-Closing Statement of Assets and Liabilities shall only reflect the Purchased Assets and Assumed Liabilities, and the Post-Closing Statement of Assets and Liabilities shall as promptly as practicable thereafter, and in no event more than five (5) Business Days after the Closing Date, be delivered to Seller by Buyer. Buyer shall deliver to Seller, simultaneously with delivery of the Post-Closing Statement of Assets and Liabilities, such work papers and other supporting detail as Seller and Seller's accountants shall reasonably request. The (i) aggregate amount of all of the Purchased Assets, other than the Inventory and New Accounts Receivable, shown on the Post-Closing Statement of Assets and Liabilities, (ii) minus the amount of the Assumed Liabilities shown on the Post-Closing Statement of Assets and Liabilities, (iii) plus the Inventory and New Accounts Receivable Value; all adjusted as provided in paragraphs (a), (b) and (c) below, shall be the "Net Amount." Buyer shall deliver Buyer's determination of the Net Amount along with the Post-Closing Statement of Assets and Liabilities.

       (c) Following delivery of the Inventory and New Accounts Receivable Report and Post-Closing Statement of Assets and Liabilities, Seller and Seller's accountants shall have ten (10) Business Days in which to review and examine the Inventory and New Accounts Receivable Report and Post-Closing Statement of Assets and Liabilities. If Seller does not give Buyer notice of any dispute with respect to the accuracy of the Inventory and New Accounts Receivable Report, the Post-Closing Statement of Assets and Liabilities or the determination of the Net Amount within such period, the Net Amount shall be the amount as set forth in such Inventory and New Accounts Receivable Report and Post-Closing Statement of Assets and Liabilities, as computed pursuant to
SECTION 2.3(b) above. If, following such review, Seller disputes the accuracy of the Inventory and New Accounts Receivable Report or the Post-Closing Statement of Assets and Liabilities or the determination of the Net Amount, Buyer and Seller or each of their accountants, shall meet to reconcile any such dispute. If such dispute has not been reconciled within ten (10) Business Days following delivery of written notice of dispute from Seller to Buyer, Seller and Buyer shall refer such dispute to an accountant or accounting firm on whom Buyer's and Seller's accountants shall mutually agree to resolve the dispute (the "Referee Accountant"). Seller and Buyer shall furnish to the Referee Accountant copies of the Inventory and New Accounts Receivable Report and Post-Closing Statement of Assets and Liabilities and all such working papers and supporting detail as the Referee Accountant shall reasonably request. Seller and Buyer each shall use reasonable efforts to obtain a decision from the Referee Accountant, and such decision of the Referee Accountant shall be final and binding upon all parties, absent manifest error. Seller and Buyer each shall pay one-half of the fees and expenses of the Referee Accountant.

       (d) Immediately following the determination of the Net Amount pursuant to SECTION 2.3, (i) if the Net Amount is greater than the Purchase Price, Buyer shall make a payment to Seller in Cash in an amount equal to the difference between the Net Amount and the Purchase Price plus interest on such difference from the Closing Date until the date of payment at a rate of 8%, and
(ii) if the Net Amount is less than the Purchase Price, Seller shall make a payment to Buyer in Cash in an amount equal to the difference between the Net Amount and the Purchase Price to Seller plus interest on such difference from the Closing Date until the date of payment at a rate of 8%.

       II.4.  PRORATIONS.

       (a) Utility Charges, Personal Property Taxes, including, without limitation, accruals or prepayments thereof (all as individually defined below and collectively called the "Proration Items") shall be prorated directly between Seller and Buyer as provided in this SECTION 2.4.

       (b) For purposes of this SECTION 2.4, the capitalized terms set forth below shall have the following meanings:

              (i) "Utility Charges" shall mean water, sewer, electricity, gas and other utility charges, if any, applicable to the Real Property; and

              (ii) "Personal Property Taxes" shall mean ad valorem taxes imposed upon the Purchased Assets.

       (c) On or as soon as practicable after the Closing Date, all Utility Charges and Personal Property Taxes (including amounts owed pursuant to transferable state licenses applicable to the Purchased Assets and transferred to Buyer hereunder) shall be apportioned as of the Effective Time, and representatives of Seller and Buyer will examine all relevant books and records as of the Effective Time in order to make the determination of the apportionments. Payments in respect thereof shall be made to the appropriate party by check within five (5) Business Days after Closing Date where practicable, and where not practicable on the Closing Date no more than thirty
(30) days after such determination of apportionment, except that payments for Personal Property Taxes shall initially be determined based on the previous year's taxes and shall later be adjusted to reflect the current year's taxes when the tax bills are finally rendered. The parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each party shall furnish, at the request of the other, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax.

       (d) In the event that either party (the "Payor") pays a Proration Item for which the other party (the "Payee") is obligated in whole or in part under this SECTION 2.4, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. In the event either party (the "Recipient") receives payments of a Proration Item to which the other party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such share to the Beneficiary.

       (e) In the event there exists as of the Closing Date any pending appeals of ad valorem tax assessments with regard to any Purchased Assets, the continued prosecution and/or settlement of such appeals shall be subject to the reasonable direction and control of Buyer with respect to assessments for the year within which the Closing occurs.

       II.5. ALLOCATION OF PURCHASE PRICE AFTER THE POST CLOSING ADJUSTMENT. The Purchase Price after the Post Closing Adjustment shall be allocated between the different types of Purchased Assets as set forth in EXHIBIT D.

       II.6. ASSUMPTION OF CERTAIN LIABILITIES AND EXCLUSION OF CERTAIN LIABILITIES OF SELLER. Upon the terms and conditions of this Agreement, and in consideration of the sale of the Purchased Assets, on the Effective Time, Buyer will assume the Assumed Liabilities. Except for the Assumed Liabilities and the obligations of Buyer pursuant to SECTION 2.4 and ARTICLE VII, Buyer shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether or not related to the Purchased Assets, without limitation, the following:

       (a) Any liability or obligation arising prior to the Effective Time out of any employee benefit plan maintained by or covering employees of Seller or to which Seller has made any contribution or to which Seller could be subject to any liability;

       (b) Any losses, costs, expenses, damages, claims, demands and judgments of every kind and nature (including the defenses thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with Seller's failure to comply with the Bulk Transfer Act or any similar statute as enacted in any jurisdiction, domestic or foreign;

       (c) Any liability or obligation arising out of any breach by Seller prior to the Effective Time of any provision of any contract to which Seller is a party;

       (d) Any liability of Seller with respect to any claim or cause of action, regardless of when made or asserted, which arises (i) before the Effective Time as a result of Seller's operation of the Business; (ii) with respect to any product, specifically excluding any of the Purchased Assets, purchased or manufactured or any service provided by Seller prior to the Effective Time, including without limitation, any liability or obligation (A) pursuant to any express or implied representation, warranty, agreement, or guarantee made by Seller or (B) imposed or asserted to be imposed by operation of law, in connection with any service performed or product designed, manufactured, sold, or leased by or on behalf of Seller prior to the Effective Time, including without limitation, any claim related to any product delivered in connection with the performance of such service and any claims seeking to recover for consequential damage, lost revenue, or income, including pursuant to any doctrine of product liability, or (iii) except as otherwise specifically provided for in SECTION 7.1, out of or in connection with the Business and operations of Seller prior to the Effective Time under any federal, state, or local law, rule, or regulation relating to (A) environmental protection or clean-up, (B) taxation, or (C) employment or termination of employment.

       (e) Any liabilities or obligations of Seller relating directly to the Excluded Assets; and

       (f) Any liability or obligation for federal, state, county, local, foreign and other taxes, assessments, charges, fees, and impositions, including interest and penalties thereon or with respect thereto, whether disputed or not ("Taxes"), including any liabilities or obligations of Seller relating to sales and use, transfer, documentary, income or other Taxes levied on the transfer of the Purchased Assets.

       (g) Specifically subject to the provisions of ARTICLE VII, all wages, commissions, vacation, holiday, workers' compensation and sick pay obligations of Seller with respect to its respective employees accrued through the Effective Time and all bonuses and fringe benefits as to such employees accrued through the Effective Time, and all severance pay obligations of Seller resulting from Seller's consummation of the Transactions contemplated by this Agreement to employees of the Business other than the Employees.

       II.7. NEW ACCOUNTS RECEIVABLE. (a) Seller agrees to pay any funds collected by Seller on New Accounts Receivable to Buyer within ten (10) business days after date of receipt. Simultaneously with delivery of the collected funds, Seller shall deliver to Buyer adequate supporting documentation for the funds.

       (b) Seller agrees to reimburse to Buyer the amount of such New Accounts Receivable that Buyer is unable to collect through reasonable collection efforts which inability to collect results directly and solely from a claim by the debtor of such New Accounts Receivable of the defectiveness of the product to which such uncollectible New Accounts Receivable relates, provided that Buyer shall not affirmatively seek claims of product defectiveness from debtors of New Accounts Receivable. Upon reimbursement by Seller to Buyer of any such New Accounts Receivable, Seller will have purchased such New Account Receivable from Buyer and Seller shall have the right to pursue all collection and other remedies against the debtor of such New
Accounts Receivable. If a dispute arises with respect to Seller's obligations under this SECTION 2.7, Buyer and Seller shall meet to reconcile any such dispute. If such dispute has not been reconciled within five (5) business days, Buyer and Seller shall refer such dispute to an accountant or accounting firm on whom Buyer's and Seller's accountants shall mutually agree to resolve the dispute (the "Referee Accountant"). Seller and Buyer shall furnish to the Referee Accountant copies of all relevant documentation including working papers and supporting detail as the Referee Accountant shall reasonably request. Seller and Buyer shall use reasonable efforts to obtain a decision from the referee Accountant, and such decision of the Referee Accountant shall be final and binding upon the parties, absent manifest error. Seller and Buyer shall each pay one-half of the fees and expenses of the Referee Accountant.


                                  ARTICLE III
                                  THE CLOSING

       III.1. TIME AND PLACE OF CLOSING. The closing (the "Closing") of the transactions contemplated hereby shall take place as of the commencement of business on February 27, 1997, at the offices of Robinson, Bradshaw & Hinson, P.A. in Charlotte, North Carolina, or at such other time or place as shall be mutually satisfactory to the parties hereto (the "Closing Date").

       III.2. DELIVERIES BY SELLER. At the Closing, Seller will deliver to Buyer the following:

       (a)    The Lease Agreement;

       (b)    The Bill of Sale and Assignment and Assumption Agreement;

       (c) A certificate of existence and a certificate of good standing of Seller, as of a date within twenty (20) days prior to the Closing Date, from the State of South Carolina;

       (d) All other bills of sale, assignments of agreements, and other instruments of transfer necessary to transfer title to the Purchased Assets, as may be reasonably required by Buyer;

       (e)    the certificate of Seller delivered pursuant to SECTION 6.3(b);

       (f) A certificate of the Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the Board of Directors of Seller approving the Acquisition Documents (as defined in SECTION 4.2) and the other documents and transactions contemplated hereby and certifying that such resolutions have not been rescinded, reworked, modified, or otherwise affected and remain in full force and effect;

       (g) A certificate of incumbency of Seller executed by Secretary of Seller thereof listing the officers authorized to execute the Acquisition Documents and certifying the authority of each such officer to execute the Acquisition Documents;

       (h) the opinion of counsel to Seller in substantially the form as EXHIBIT E attached hereto; and

       (i) All other documents, certificates, instruments and writings required hereunder to be delivered by Seller, or as may reasonably be requested by Buyer at or prior to the Closing Date pursuant to this Agreement.

       III.3. DELIVERIES BY BUYER. At the Closing, Buyer will deliver to Seller the following:

       (a)    A wire transfer of Cash equal to the Purchase Price.

       (b)    The Lease Agreement;

       (c)    The Bill of Sale and Assignment and Assumption Agreement;

       (d) A certificate of existence and a certificate of good standing of Buyer by Buyer, as of a date within twenty (20) days prior to the Closing Date, from the State of Delaware;

       (e)    The certificate of Buyer delivered pursuant to SECTION 6.2(b).

       (f) A certificate of the Secretary of Buyer containing a true and correct copy of the resolutions duly adopted by the Board of Directors of Buyer approving the Acquisition Documents and the other documents and transactions contemplated hereby and certifying that such resolutions have not been rescinded, reworked, modified, or otherwise affected and remain in full force and effect;

       (g) A certificate of incumbency of Buyer executed by Secretary of Buyer thereof listing the officers authorized to execute the Acquisition Documents and certifying the authority of each such officer to execute the Acquisition Documents;

       (h) the opinion of counsel to Buyer in substantially the form as EXHIBIT F attached hereto; and

       (i) All other documents, certificates, instruments and writings required hereunder to be delivered by Buyer, or as may reasonably be requested by Seller at or prior to Closing pursuant to this Agreement.

       III.4. EFFECTIVE TIME. It is the intent of the parties that the effective date of the transfer of the Purchased Assets and the assumption of the Assumed Liabilities be the Effective Time without regard to the actual Closing Date. All shipments of Inventory after the Effective Time shall be deemed shipments made by Buyer and all accounts receivable relating to such shipments shall be collected for the account of Buyer. All expenses and costs of production relating to the operation of the Business after the Effective Time shall be the responsibility of the Buyer, except such costs specifically allocated to Seller pursuant to ARTICLE VII. Seller and Buyer shall work together in good faith to determine the appropriate allocation of revenues and expenses relating to the operation of the Business between the Effective Time and the Closing Date. Buyer shall be responsible for all wages, bonuses, fringe benefits, commissions, vacation, holiday, workers compensation, sick pay, FICA and all other employment taxes and charges arising on or after the Effective Time. Buyer shall either pay the amounts owed pursuant to this
SECTION 3.4 directly or shall reimburse Seller for such amounts charged against Seller.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

       Except as otherwise set forth in any Schedules hereto specifically referencing applicable Sections of this Agreement, Seller represents and warrants to Buyer as follows:

       IV.1. ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina. Seller is duly qualified and is in good standing as a foreign corporation in each of the jurisdictions set forth on SCHEDULE 4.1.1 which constitute all of the jurisdictions where Seller conducts the Business, or where the failure to be so qualified or in good standing would have a material adverse effect on Seller. SCHEDULE 4.1.2 hereto contains the address (including city, county, state, or other jurisdiction and zip code) of each location of Seller where any of the Purchased Assets are located and each trade name under which Seller operates at each such address and any additional business and trade names under which Seller has operated at each such address in the five (5) years preceding the date of this Agreement.

       IV.2. AUTHORITY. Except as set forth in SCHEDULE 4.2, Seller has full power and authority to enter into this Agreement and the agreements contemplated hereby, or respectively executed by it in connection herewith (collectively, this Agreement and such other agreements and the agreements contemplated by this Agreement to be executed by the Seller shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of each of the Acquisition Documents to which it is a party have been duly and validly authorized and approved by all necessary action on the part of Seller. Each of the Acquisition Documents to which Seller is a party is the legal, valid, and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, to the exercise of judicial discretion in accordance with general equitable principles, and to equitable defenses that may be applied to the remedy of specific performance. Except as set forth in SCHEDULE 4.2, the execution and delivery by Seller of any of the Acquisition Documents to which it is a party and the consummation by Seller of the transactions contemplated thereby will not (i) violate the Articles of Incorporation or Bylaws of Seller, (ii) violate any provisions of law or any order of any court or any governmental entity to which Seller is subject, or by which the Purchased Assets may be bound, (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Seller is a party or by which it or any of the Purchased Assets may be bound or affected, or (iv) result in the creation of any lien, charge, or encumbrance upon any of the Purchased Assets.

       IV.3.  CONSENT AND APPROVALS; NO VIOLATION.  Except as described on
SCHEDULE 4.3, Seller has obtained all governmental approvals, authorizations, permits, licenses, and orders required for the lawful operation of the Business and the Purchased Assets as presently conducted. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with any respect of the execution, delivery and performance of this Agreement. Except as set forth in
SCHEDULE 4.3, there is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental authority as a condition to the lawful consummation by Seller of the transactions contemplated hereby, and the execution and delivery of this Agreement by Seller and the performance of this Agreement by Seller will not
(a) conflict with any provision of the articles of incorporation or bylaws of Seller, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation relating to the Business and to which Seller is a party or to which any of the Purchased Assets may be subject, except for defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or will be obtained prior to the Closing Date, or (c) violate any law, statute, rule, regulation, order, writ, injunction or decree of any federal, state or local governmental authority (a "Governmental Authority") that is applicable to Seller or any of the Purchased Assets.

       IV.4. TITLE TO PERSONAL PROPERTY; ASSIGNED CONTRACTS. Except with respect to any leased property or as set forth in SCHEDULE 1.1(c), Seller owns and has good and valid title to all tangible personal property that is included in the Purchased Assets, free and clear of all liens and encumbrances except for liens and encumbrances not exceeding $5,000 in the aggregate and except for liens for taxes not yet due and payable and liens to be released at or prior to the Closing. Seller has delivered or made available to Buyer true and complete copies of all Contracts, all of which Contracts are valid and binding on Seller and, to the best of Seller's knowledge, valid and binding on each other parties to such Contract named therein. Except as set forth in SCHEDULE 4.4, the Contracts are fully assignable without the consent of a third party. Except as specifically set forth herein, the Purchased Assets are to be conveyed to Buyer on an AS IS, WHERE IS BASIS, WITH NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

       IV.5. INVENTORY. All Inventory has been or will be acquired by Seller only in bona fide transactions entered into in the ordinary course of business.

       IV.6. EQUIPMENT. (a) SCHEDULE 4.6.1 contains a true and complete list and a description of all Equipment and all other items of personal property owned by Seller and included in the Purchased Assets.

       (b) SCHEDULE 4.6.2 contains a list of all leases for Equipment or other items of personal property leased by Seller and included in the Purchased Assets. True and complete copies of each lease listed on SCHEDULE 4.6.2 and any amendments, extensions, and renewals have been delivered by Seller to Buyer. To the best of Seller's knowledge, each of the leases described on SCHEDULE 4.6.2 is in full force and effect and there are no existing defaults or events of default, the consequences of which, severally or in the aggregate, would have a material adverse effect on the Business of Seller, taken as a whole. No Rights of Seller under such leases have been assigned or otherwise transferred as security for any obligation of Seller. Except as described on SCHEDULE 4.6.2, all such leases are fully assignable without the consent of any third party.

       IV.7. LITIGATION. There is no suit, action, proceeding, claim or investigation pending, or, to Seller's knowledge, threatened, against Seller which would materially adversely affect the consummation of the transactions contemplated by this Agreement. Except as listed and briefly described on
SCHEDULE 4.7, there are no arbitrations, grievances, actions, suits, or other proceedings pending or, to Seller's knowledge, threatened against, or adversely affecting any of the Purchased Assets at law or in equity, nor is there any investigation pending or, to Sellers knowledge, threatened, before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign related to the Purchased Assets. Seller is not in default under or in violation of any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Purchased Assets.

       IV.8. TAXES. Seller has paid, or by the Closing Date will have paid, all personal property, ad valorem and property taxes, sales taxes and payroll taxes and assessments on the Purchased Assets (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended prior to the Effective Time, or is contesting in good faith such taxes and assessments, in which event Seller has disclosed the details of such contests on SCHEDULE 4.8. No assessments which are unpaid or which will not be paid in full at or prior to the Effective Time have been made against any Purchased Assets (except those ad valorem taxes, if any, for the current year which are not delinquent), whether or not they have become liens.

       IV.9. INTELLECTUAL PROPERTY. SCHEDULE 4.9 contains a correct and complete list of all Intellectual Property owned or used by Seller exclusively in the Business, containing a brief description of each item of Intellectual Property and the nature of Seller's interest therein. No claim is pending against Seller or, to the knowledge of Seller threatened, and Seller has not yet received notice that the use of the Intellectual Property in the conduct of the Business infringes upon or conflicts with any rights claimed therein by any third party, nor is Seller aware of any unasserted claim the assertion of which is probable. To the best of Seller's knowledge, no use by Seller of the Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim is pending against Seller, or to the knowledge of Seller threatened against Seller, which alleges that any Intellectual Property is invalid or unenforceable by Seller, nor is Seller aware of any such claim that is unasserted, but the assertion of which is probable. Except as set forth on
SCHEDULE 4.9, to Seller's knowledge Seller does not manufacture products in the Business which are the subject of patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade styles, service marks, or trade secrets owned by or licensed from third parties. Except as shown on SCHEDULE 4.9, to Seller's knowledge no royalties or fees are payable by Seller related to the Business to anyone for use of the Intellectual Property. Seller has not received any notice that the Intellectual Property violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party, nor is Seller aware of any asserted claim the assertion of which is probable. All Intellectual Property and registrations, applications, and agreements related thereto are fully assignable to Buyer without the consent of any third party, except as shown on
SCHEDULE 4.9.

       IV.10. COMPLIANCE WITH LAWS. To Seller's knowledge, Seller is not engaging in any activity or omitting to take any action with respect to the Business or the Purchased Assets that is or creates a material violation of any law, statute, ordinance, or regulation (a "Law") applicable to the Business, or to the Purchased Assets. Neither Seller nor any of the Purchased Assets are subject to any judgment, order, writ, injunction, or decree issued by any court or any governmental or administrative body or agency. To Seller's knowledge, Seller possesses all permits and licenses necessary for the operation of the Business as presently conducted and is in material compliance with all applicable Laws and orders issued by any court or governmental or administrative body or agency.

       IV.11. LABOR MATTERS. SCHEDULE 4.11 contains a correct and complete list of all present employees employed or engaged by Seller in the Business, their total remuneration for the year ended December 31, 1996, their current remuneration, and a description of all perquisites and fringe benefit they receive or are eligible to receive. Except as set forth on SCHEDULE 4.11, Seller has not, within the last three (3) years, experienced in the Business any organized slowdown, work interruption, strike, or work stoppage by its employees. Seller is not a party to any collective bargaining agreements related directly to the Business. Neither Seller nor any of its officers, directors, or employees has been charged or threatened with the charge of any unfair labor practice within the last two (2) years with respect to the Business. With respect to the Business, Seller is in material compliance with all applicable federal and state laws and regulations concerning the employer - employee relationship and with all agreements relating to the employment of Seller's employees, including without limitation applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, immigration laws, and social security laws. Except as described on
SCHEDULE 4.11, with respect to the Business, there are no pending or, to Seller's knowledge, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety, and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other claim based on the employment relationship or termination of the employment relationship (collectively, "Labor Claims"). Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing.

       IV.12. BROKERS AND FINDERS. Except for Seller's engagement of Bowles Hollowell Conner & Co., Seller has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finders' fees in connection with the transactions contemplated by this Agreement.

       IV.13. CONTRACTS.

       (a) Except as set forth on SCHEDULE 4.13, each of the Contracts is in full force and effect and there exists no breach or violation of or default under such agreements by Seller or, to Seller's knowledge, any other party to such agreement. Except as set forth in SCHEDULE 4.13, the Contracts are fully assignable without the consent of any third party.


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer represents and warrants to Seller as follows:

       V.1. ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all corporate power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

       V.2. AUTHORITY. Buyer has full power and authority to enter into this Agreement, and each of the other Acquisition Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each of the other Acquisition Documents to which Buyer is a party have been duly and validly authorized and approved by all necessary action on the part of Buyer. This Agreement and each of the other Acquisition Documents to which Buyer is a party are the legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles. Neither the execution and delivery by Buyer of this Agreement or any of the other Acquisition Documents to which the Buyer is a party nor the consummation by Buyer of the transactions contemplated hereby or thereby will (i) violate Buyer's Certificate of Incorporation or Bylaws, (ii) violate any provisions of laws or any order of any court or any governmental unit to which Buyer is subject, or by which its assets are bound, or (iii) conflict with, result in a breach of or constitute a default under any indenture, lease, agreement, or other instrument to which Buyer is a party or by which its assets or properties are bound.

       V.3. CONSENTS AND APPROVALS; NO VIOLATION. There is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation by Buyer of the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by Buyer nor the operation of the Business by Buyer will not: (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Buyer; (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement lease or other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Closing Date; or (c) violate any law, statute, rule, regulation, order, writ, injunction or decree of any federal, state or local governmental authority or agency that is applicable to Buyer.

       V.4. FINANCING. Buyer has all funds necessary to enable Buyer to perform this Agreement in accordance with its terms. Buyer agrees that at all times between the date hereof and the Closing Date it will take all necessary or advisable actions to assure that funds sufficient to permit Buyer to pay the Purchase Price and any post closing adjustment payable pursuant to SECTION 2(d). Buyer has taken all actions required to comply with all applicable federal and state securities laws in connection with obtaining funds necessary to pay the such amounts, and Buyer agrees that, between the date hereof and the Closing Date, it will take all actions required to comply with such laws.

       V.5. LITIGATION. There is no suit, action, proceeding, claim or investigation pending, or to Buyer's knowledge, threatened against Buyer that would affect consummation of the transactions.

       V.6. BROKERS AND FINDERS. Neither Buyer nor any affiliate of Buyer has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finders fees in connection with the Transactions contemplated by this Agreement

                                   ARTICLE VI
                               CLOSING CONDITIONS

       VI.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following condition:

       (a) Neither Seller nor Buyer shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or the transactions contemplated hereby, nor shall there be pending a suit or proceeding by any governmental authority that seeks injunctive or other relief in connection with this Agreement or the transactions contemplated hereby.

       (b) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

       VI.2. CONDITIONS TO THE OBLIGATIONS OF SELLER TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of Seller to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Seller:

       (a) Buyer shall have executed and delivered to Seller the documents required to be delivered pursuant to SECTION 3.2;

       (b) All information required to be furnished or delivered by Buyer pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Buyer in ARTICLE V hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Buyer to such effect;

       (c) Buyer shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Buyer on or before the Closing Date, and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Buyer, to such effect; and

       (d) All documents required to have been delivered by Buyer to Seller, and all actions required to have been taken by Buyer, at or prior to the Closing Date, shall have been delivered or taken.

       VI.3. CONDITIONS TO THE OBLIGATIONS OF BUYER TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of Buyer to effect any transaction contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer:

       (a) Seller shall have executed and delivered the documents required to be delivered pursuant to SECTION 3.2;

       All information required to be furnished or delivered by Seller pursuant to this Agreement shall have been furnished or delivered as of the date hereof and as of the Closing Date, as required hereunder; the representations and warranties made by Seller in ARTICLE IV shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions expressly permitted by this Agreement or actions or transactions of Seller made with the prior written consent of Buyer); and Buyer shall have received a certificate dated as of the Closing Date executed by an authorized officer of Seller to such effect;

       (c) Seller shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement respectively to be performed by them on or prior to the Closing Date, and Buyer shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Seller to such effect; and

       (d) All documents required to have been delivered by Seller to Buyer, and all actions required to have been taken by Seller, at or prior to the Closing Date, shall have been delivered or taken.


                                  ARTICLE VII
                              POST CLOSING MATTERS

       VII.1. EMPLOYMENT OF EMPLOYEES. Buyer shall offer employment on an "at will basis" effective as of the Effective Time to all persons, other than those listed on SCHEDULE 7.1.1, who are employees of the Business immediately prior to the Effective Time (the "Employees"). All employees of Seller who accept an offer by Buyer for employment are hereafter referred to as the "Hired Employees." Based on the information provided by Seller to Buyer, each offer of employment shall be at a base salary or commission rate equal to or greater than the salary or commission rate (excluding the attendance bonus) held by such employee at the Effective Time with fringe benefits substantially the same as currently provided by Seller, except as specifically listed on SCHEDULE
7.1.2 where salaries, commissions, or benefits are substantially out of line with those provided by Buyer to its employees. Except for vesting of the Employees' rights to contributions by Buyer under Buyer's 401(k) retirement plan, Buyer shall grant all Hired Employees credit for purposes of vesting, eligibility and benefit accrual under the Buyer's employee benefit plans (including vacation, retirement and severance) for their service with Seller prior to the Effective Time. Buyer will provide a medical plan as of the Effective Time so as to insure uninterrupted coverage for Hired Employees. Buyer's medical plan shall grant credit for deductibles and co-pays paid and any other payments paid by Hired Employees during the applicable year (including for purposes of compensating any out-of-pocket maximums), including the Closing Date. Pre-existing conditions for Hired Employees or their covered dependents will not be excluded provided that any such pre-existing condition is covered by Seller's medical plan and further provided that such pre-existing condition is covered by Buyer's medical plan. Any post retirement insurance plans provided by Seller shall remain Seller's responsibility.

       Buyer acknowledges that Seller does not intend to continue to employ the Employees after the Effective Time. Seller shall be responsible for any claim or cause of action of any Employee, regardless of when made or asserted, which both (i) the basis for which arises prior to the Effective Time under any federal, state or local law or regulation relating to employment and (ii) does not result or arise from the termination of the employment of such Employee pursuant to the transactions contemplated hereunder. Buyer shall be responsible for, and shall indemnify and hold Seller harmless against, any of Seller's Damages (as defined in SECTION 8.5) incurred by a Seller Entity (as defined in SECTION 8.5) as a result any claim whatsoever arising from or related to termination of any Employee's employment after such Employee has accepted and begun employment with the Buyer. Buyer also shall be responsible for, and shall indemnify and hold Seller harmless against, all of Seller's Damages incurred by a Seller Entity as a result any claim whatsoever arising from or related to (i) the termination of the employment of an Employee by Seller on or after the Effective Time, (ii) an Employee's failure to accept the offer of employment made to such Employee by Buyer in accordance with this SECTION 7.1, in either case specifically including but not limited to any claim for severance or separation pay pursuant to any plan or policy maintained by Seller (such Seller's Damages set forth in this sentence being referred to herein as "Severance Damages"); provided that upon Buyer's payment of Severance Damages to Seller in the aggregate amount of $50,000, Buyer's obligation as to the payment of any remaining Severance Damages shall be limited to fifty percent (50%) of such remaining Severance Damages and Seller shall be responsible for the other fifty percent (50%) of such remaining Severance Damages; provided further that upon Buyer's payment of Severance Damages in the aggregate amount of $150,000, Buyer shall have no further obligation with respect to payment of Severance Damages; provided further that Buyer shall have no obligation for payment of Severance Damages covered by COBRA insurance, specifically excluding any amounts actually paid by Seller other than premiums.

       Except for Buyer's obligations pursuant to this SECTION 7.1 and any Assumed Liability, Buyer shall not assume any liability or obligation of Seller arising prior to the Effective Time, to any employee, agent or independent contractor of Seller, whether or not employed by Buyer after the Effective Time, or arising under any Company Benefit Plan. Seller shall be responsible for the payment of all wages, commissions, accrued but unpaid wages, vacation pay, sick pay, and holiday pay to the Employees accrued prior to the Effective Time. Seller shall also be responsible for the payment to all Employees of all bonuses which become payable after the Effective Time with respect to any fiscal period ended prior to the Effective Time. Except for Buyer's obligations pursuant to this SECTION 7.1 and any Assumed Liability, Seller shall be responsible for the payment of any amounts due to the Employees pursuant to the Company Benefit Plans (as defined herein), provided that in determining bonuses and other similar payments due to Hired Employees for any period ended on or prior to the Effective Time, Seller shall, if payment thereof will occur after the Effective Time, waive any requirement that any Employee be an employees of Seller on the date such bonuses or other similar payments are paid. Except for the Buyer's obligations pursuant to this SECTION
7.1 and any Assumed Liability, Seller shall be responsible for reporting all employee-related costs and liabilities of Hired Employees accruing prior to the Effective Time, whether payable on or after the Effective Time. Seller is responsible for all incurred but unreported or unpaid medical claims and workers' compensation claims occurring prior to the Effective Time and for the cost associated with any hospital confinement which commences prior to the Effective Time. Seller is responsible for all workers' compensation claims occurring prior to the Effective Time which are re-opened for any change in condition occurring after the Effective Time.

       The following plans, programs, policies, or arrangements described in subparagraph (i) or (ii) are hereinafter collectively referred to as the "Company Benefit Plans":

       (i) any employee benefit plan as defined in SECTION 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") or under which either Seller, with respect to employees, has any outstanding, present, or future obligation or liability, or under which any employee has any present or future right to benefits which are covered by ERISA; or

       (ii) any other pension, profit sharing, retirement deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan program, policy, or arrangement, which Seller maintains or to which Seller has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

       The Buyer will timely give all notices required to be given under Worker Adjustment and Retraining Notification Act, as amended or other similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff, or as otherwise required by any such statutes. For this purpose, the Buyer shall be deemed to have caused a mass layoff if the mass layoff would not have occurred but for the Buyer's failure to employ the Employees in accordance with the terms of this Agreement.

       VII.2. SELLER'S BENEFIT PLANS. To the extent necessary, Seller may continue to communicate with the Hired Employees regarding their rights and entitlement to any benefits under the Company Benefit Plans, subject to Buyer's prior approval, which shall not be unreasonably withheld; and the parties shall cooperate with each other in the administration of all applicable employee benefit plans and programs.

       VII.3. NON-SOLICITATION. Seller shall terminate effective as of the Closing Date all employment, non-competition, non-solicitation and/or confidentiality agreements it has with any of the Employees. Until the expiration of twelve (12) months after the month in which the Closing Date occurs, Seller and any affiliate of Seller shall not directly or indirectly solicit or attempt to solicit to seek employment other than with Buyer, any Hired Employee who is then an employee of Buyer, or who has terminated such employment without the consent of Buyer within 180 days of such solicitation or offer, provided that if such Hired Employees, without solicitation by Seller, seek employment by Seller, Seller shall be free to hire such Hired Employees.

       VII.4. CONTINUANCE OF BUSINESS. Buyer shall continue to operate the Business so that Buyer shall have "continued operation of the business" of the Business for purposes of the Code of Laws of South Carolina Section 12-36-2120
(42).

       VII.5. FURTHER ASSURANCES. Seller and Buyer shall cooperate and take such actions and execute all such further instruments as either may reasonably request to transfer Seller's title to the Purchased Assets to Buyer, for Buyer to assume the Assumed Liabilities, and otherwise affect the terms and purposes of this Agreement.


                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

       VIII.1. SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive the Closing, subject to the limitations set forth in this ARTICLE VIII. All claims of any kind against Seller or Buyer that relate in any way to the representations, warranties, this Agreement or any document, specifically excluding claims made under the Lease Agreement, delivered hereunder shall be made under, and subject to the limitations set forth in, this ARTICLE VIII.

       VIII.2. SELLER'S AGREEMENT TO INDEMNIFY. Subject to the limitations, conditions and provisions set forth herein, Seller agrees to indemnify, defend and hold harmless Buyer, its affiliates, their respective officers, directors, employees, agents, representatives, successors and assigns (each, a "Buyer Entity") from and against all demands, claims, actions, losses, damages, liabilities, fines, penalties, governmental requirements, administrative proceedings, personal injury claims, property damage claims, liens, costs and expenses, including, without limitation, attorney's fees and consultant and expert witness fees (collectively, "Buyer's Damages") incurred by a Buyer Entity, resulting from a breach of any covenant, agreement, representation or warranty of Seller, individually or in the aggregate, contained in this Agreement or any document delivered hereunder.

       VIII.3. LIMITATION OF SELLER'S INDEMNIFICATION OBLIGATIONS. Seller's obligation to indemnify Buyer against any Buyer's Damages is subject to all of the following limitations:

       (a) Seller shall have no obligation to indemnify Buyer against any Buyer's Damages unless a claim or notice of a claim for Buyer's Damages in writing is delivered to Seller within one (1) year after the Closing Date, provided that such limitation shall not apply to any of Buyer's damages resulting from the breach of Seller's covenants contained in ARTICLE VII, nor shall such limitation apply to SECTIONS 10.1 or 10.11.

       (b) Seller's obligation to indemnify Buyer hereunder shall cease upon payment in the aggregate by Seller to Buyer of Buyer's Damages in an aggregate amount of $1,000,000, provided that such limitation shall not apply to any of Buyer's Damages resulting from the breach of Seller's covenants contained in
ARTICLE VII, nor shall such limitation apply to SECTIONS 10.1 or 10.11.

       (c) Any claim for Buyer's Damages hereunder shall be reduced by the amount of any insurance proceeds actually received by Buyer in respect of the same matter underlying such claim for Buyer's Damages.

       (d) Buyer's exclusive remedies following the Closing Date for any breach by Seller of a representation, warranty, covenant, agreement or provision set forth in this Agreement shall be the indemnification set forth herein; provided, however, that Buyer may set-off against any Buyer's Damages, any amounts payable to Seller pursuant to this Agreement or any agreement delivered upon consummation of the transactions contemplated hereby.

       VIII.4. SELLER'S PAYMENT OF ITS INDEMNIFICATION OBLIGATIONS. Within a reasonable time after delivery by a Buyer to Seller of a claim for Buyer's Damages, Seller shall pay Buyer in cash, subject to prior arbitration as may be required in accordance with SECTION 10.7 and subject to the other provisions of this ARTICLE VIII, the amount set forth in such claim for Buyer's Damages.

       VIII.5. BUYER'S AGREEMENT TO INDEMNIFY. Subject to the limitations, conditions and provisions set forth herein, Buyer agrees to indemnify, defend and hold harmless Seller, its affiliates, their respective officers, directors, employees, agents, representatives, successors and assigns (each, a "Seller Entity") from and against all demands, claims, actions, losses, damages, liabilities, fines, penalties, governmental requirements, administrative proceedings, personal injury claims, property damage claims, liens, costs and expenses, including, without limitation, attorney's fees and consultant and expert witness fees (collectively, "Seller's Damages"), incurred by a Seller
Entity: (i) resulting from a breach of any covenant, agreement, representation or warranty of Buyer, individually or in the aggregate, contained in this Agreement or any document delivered hereunder, including but not limited to those resulting from or by reason of failure to comply with the Worker Adjustment and Retraining Notification Act, as amended, and (ii) resulting from, arising out of, or in connection with the Assumed Liabilities.

       VIII.6. LIMITATION OF BUYER'S INDEMNIFICATION OBLIGATIONS. Buyer's obligation to indemnify Seller against any Seller's Damages is subject to all of the following limitations:

       (a) Buyer shall have no obligation to indemnify Seller against any Seller's Damages unless a claim or notice of a claim for Seller's Damages in writing is delivered to Seller within one (1) year after the Closing Date; provided however that such limitation shall not apply to any of Seller's Damages (i) resulting from breach of Buyer's covenants contained in ARTICLE VII, (ii) arising out of or resulting from or by reason of failure to comply with the Worker Adjustment and Retraining Notification Act, as amended, or
(iii) resulting from or arising out of the Assumed Liabilities; provided further that such limitation shall not apply to SECTION 10.1.

       (b) Buyer's obligation to indemnify Seller hereunder shall cease upon payment in the aggregate by Buyer to Seller of Buyer's Damages in an aggregate amount of $1,000,000; provided however that such limitation shall not apply to any of Seller's Damages (i) resulting from breach of Buyer's covenants contained in ARTICLE VII, (ii) arising out of or resulting from or by reason of failure to comply with the Worker Adjustment and Retraining Notification Act, as amended, or (iii) arising out of or resulting from the Assumed Liabilities; provided further that such limitation shall not apply to SECTION 10.1.

       (c) Any claim for Seller's Damages hereunder shall be reduced by the amount of any insurance proceeds actually received by Seller in respect of the same matter underlying such claim for Seller's Damages.

       (d) Seller's exclusive remedies following the Closing Date for any breach by Buyer of a representation, warranty, covenant, agreement or provision set forth in this Agreement shall be the indemnification set forth herein; provided, however, that Seller may set-off against any Seller's Damages, any amounts payable to Buyer pursuant to this Agreement or any agreement delivered upon consummation of the transactions contemplated hereby.

       VIII.7. BUYER'S PAYMENT OF ITS INDEMNIFICATION OBLIGATIONS. Within a reasonable time after delivery by a Seller to Buyer of a claim for Seller's Damages, Buyer shall pay Seller in Cash, subject to prior arbitration as may be required in accordance with SECTION 10.7 and subject to the other provisions of this ARTICLE VIII, the amount set forth in such claim for Seller's Damages.


                                   ARTICLE IX
                                  TERMINATION

       IX.1.  TERMINATION. This Agreement may be terminated:

       (a)    At any time by mutual consent of Seller and Buyer;

       (b) By either party, if the Closing hereunder has not taken place on or before February 28, 1997;

       (c) By Seller if all the conditions in SECTIONS 6.1 and 6.2 have not been satisfied or waived by the Closing Date;

       (d) By Buyer if all the conditions set forth in SECTIONS 6.1 and 6.3 have not been satisfied or waived by the Closing Date;

       IX.2.  PROCEDURE AND EFFECT OF TERMINATION OR FAILURE TO CLOSE.

       (a) Subject to the provisions of SECTION 9.2, in the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to SECTION 9.1, prompt written notice thereof shall be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. Subject to the provisions of
SECTION 9.2, if this Agreement is terminated as provided herein:

              (i) None of the parties hereto nor any of their partners, directors, officers, shareholders, employees, agents, or affiliates shall have any liability or further obligation to the other party or any of its partners, directors, officers, shareholders, employees, agents, or affiliates pursuant to this Agreement with respect to which termination has occurred, except as stated in SECTION 9.2(b) and in SECTIONS 10.1 and 10.2 hereof; and

              (ii) All filings, applications and other submissions relating to the transfer of the Assets shall, to the extent practicable, be withdrawn from the agency or other person to which made.

       (b) Notwithstanding anything to the contrary contained in this Agreement, if pursuant to the terms of this Agreement, (i) Buyer or Seller, as the case may be, shall have duly satisfied each of the conditions set forth in
ARTICLE VI hereof to be satisfied by it (or in the case of any condition that is to be satisfied at the Closing, shall have demonstrated a willingness and ability to satisfy such condition if the Closing were to take place), and the conditions set forth in SECTION 6.1 have been satisfied, and (ii) the other party shall nevertheless fail to sell or purchase the Purchased Assets and assume the Assumed Liabilities required to be assumed by such party hereunder, then and in that event, Buyer or Seller, as the case may be, shall be entitled to seek any remedy to which it may be entitled at law or in equity in the event of a material violation or breach of any agreement, representation or warranty contained in this Agreement (which remedies shall include, without limitation, with respect to both Buyer and Seller, an injunction or injunctions to prevent breaches of, or to obtain specific performance of any obligation hereunder, without limiting any monetary damages to which Buyer or Seller, as the case may be, shall be entitled).

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

       X.1. COMMISSIONS. Seller and Buyer represent and warrant to each other that, other than Bowles Hollowell Conner & Co., no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation. Seller and Buyer will pay or otherwise discharge, and will indemnify and hold each other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

       X.2. EXPENSES. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

       X.3. AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or supplemented except by written agreement executed by Seller and Buyer.

       X.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

       (a)    If to Seller, to:

                     Spartan Mills
                     805 Spartan Boulevard
                     Spartanburg South Carolina 29301-1372
                     Attention: President
                     Telecopy: (864) 587-0291

              with a copy (which shall not constitute notice) to:

                     Robinson, Bradshaw & Hinson, P.A.
                     101 North Tryon Street Suite 1900
                     Charlotte, North Carolina 28246
                     Attention: Robert C. Griffin, Esq.
                     Telecopy: (704) 3784000





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
       (b)    If to Buyer, to:

                     Synthetic Industries, Inc.
                     309 LaFayette Road
                     Chickamauga, Georgia 30707
                     Attention: President
                     Telecopy: (706) 375-6953

              with a copy (which shall not constitute notice) to:

                     Watson, Dana & Gottlieb, LLP
                     P.O. Box 1527
                     LaFayette, Georgia 30728
                     Telecopy: (706) 638-8070

       X.5. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder, shall be assigned by any party hereto without the prior written consent of the other party, which shall not be unreasonably withheld, nor is this Agreement intended to confer upon any other Person except the parties hereto any rights or remedies hereunder.

       X.6. GOVERNING LAW; JURISDICTION. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of South Carolina, without regard to its conflicts-of-laws principles. Buyer and Seller hereby irrevocably consent, to the maximum extent permitted by law, that any legal action or proceeding against them under, arising out of or in any manner relating to, this Agreement may be brought in any court of general jurisdiction of Spartanburg County, South Carolina, or in the United States District Court for South Carolina. By its execution and delivery of this Agreement, each such party expressly and irrevocably assents and submits to the personal jurisdiction of either of such courts in any such action or proceeding. Each such party further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in SECTION 10.4, and expressly and irrevocably waives its respective claims and defenses in any such action or proceeding in either such court based on any alleged lack of personal jurisdiction, improper venue or form non conveniens, or any similar basis to the maximum extent permitted by law.

       X.7. ARBITRATION. Except as otherwise provided herein or if any other agreement contemplated hereby between Seller and Buyer (including without limitation the exceptions set forth in SECTION 2.3 hereof) and notwithstanding
SECTION 10.6, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement, or any other agreement entered into pursuant to this Agreement (collectively, "Disputes"), between Seller and Buyer shall be resolved by binding arbitration as provided in this SECTION 10.7. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration. Disputes may include, without limitation, tort claims, counterclaims, claims arising from modifications, amendments or supplements to this Agreement or any other agreement provided for herein executed in the future, or claims concerning any aspect of the past present or future relationships arising out of or connected with this Agreement.

       Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Spartanburg County, South Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $500,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court of competent jurisdiction. The arbitrators shall be appointed as provided in the Arbitration Rules.

       Notwithstanding anything to the contrary contained in this SECTION 10.7, Seller and Buyer preserve, without diminution, certain remedies that either of them may employ or exercise freely, either alone, in conjunction with, or during a Dispute. Seller and Buyer both have the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights of self help including peaceful occupation of real property and collection of rents, set off and peaceful possession of personal property; (ii) obtaining provisional or ancillary remedies including injunctive relief, requestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and
(iii) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

       X.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       X.9. PUBLIC ANNOUNCEMENTS. Any public announcement or press release by either party describing the transactions provided for herein must be approved in advance by the other party, subject, however, to any securities law disclosure requirements, provided that such approval will not be unreasonably withheld, provided further that no disclosure of the purchase price payable hereunder will be disclosed unless required by applicable law.

       X.10. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto and the documents delivered pursuant to this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. Each party hereto acknowledges to the other that it has not made any, and makes no, promises, representations, warranties, covenants or undertakings, other than those expressly set forth herein.

       X.11. BULK SALES. Buyer waives compliance by Seller with respect to any bulk sales or other transfer laws applicable to the transactions contemplated hereunder. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all losses, claims, costs, charges, and expenses arising out of or resulting from noncompliance by Seller or Buyer with respect to any bulk sales laws or transfer laws applicable to the transactions contemplated hereunder.

       X.12. PARTIAL INVALIDITY. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision of provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

       IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                           SPARTAN MILLS


                                           By:
                                               -----------------------------

                                           Name:
                                                 -----------------------------

                                           Title:
                                                  -----------------------------


                                           SYNTHETIC INDUSTRIES, INC.


                                           By:
                                               -----------------------------

                                           Name:
                                                 -----------------------------

                                           Title:
                                                  -----------------------------





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